UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dominion Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION - YOUR VOTE COUNTS!

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Important Notice Regarding the Availability of Proxy Materials for the Dominion Resources, Inc. Annual Meeting of Shareholders to be Held on May 10, 2017

You are receiving this notice because you owned shares of Dominion common stock as of the proxy record date and are therefore eligible to vote at the Annual Meeting of Shareholders to be held on May 10, 2017. Follow the instructions below to view the proxy materials and submit your vote online or to request a paper or email copy. The items to be voted on and location of the 2017 Annual Meeting are on the reverse side of this notice.

This notice is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. Dominion’s 2017 Proxy Statement, 2016 Summary Annual Report and 2016 Annual Report on Form 10-K are available at www.ViewMaterial.com/D.

View Proxy Materials and Vote Online

Step 1:	Go to www.ViewMaterial.com/D.
Step 2:	Click the VIEW button next to the document you wish to review.
Step 3:	Click on VOTE.
Step 4:	Enter the 11-Digit Control Number (located by the arrow above).
Step 5:	Follow the instructions to record your vote. Votes will be accepted until 6:00 a.m. Eastern Time on the day of the meeting.

Request a Copy of Proxy Materials

If you want to receive a paper or email copy of the documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 26, 2017 to facilitate timely delivery.

Shareholder Meeting Notice

On Wednesday, May 10, 2017, Dominion Resources, Inc. will hold its 2017 Annual Meeting of Shareholders at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219. The meeting will begin at 9:30 a.m. Eastern Time. Only shareholders who owned stock at the close of business on March 3, 2017 may vote at this meeting or any adjournments that may take place.

Matters to be voted on at this meeting are as follows:

•	Election of the 12 director nominees named in Dominion’s 2017 Proxy Statement;
•	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2017;
•	Advisory vote on approval of executive compensation (Say on Pay);
•	Advisory vote on the frequency of the Say on Pay vote;
•	Approval of an amendment to the Articles of Incorporation to change the company’s name to Dominion Energy, Inc.;
•	Four shareholder proposals, if properly presented, as follows:
◾	A shareholder proposal regarding a report on lobbying;
◾	A shareholder proposal regarding the nomination of a director with environmental expertise;
◾	A shareholder proposal regarding an assessment of the impact of public policies and technological advances consistent with limiting global warming; and
◾	A shareholder proposal regarding a report on methane emissions.
•	Consideration of other business properly presented at the meeting.

The Board of Directors recommends a vote FOR each of the 12 director nominees named in Dominion’s 2017 Proxy Statement, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2017, FOR approval of, on a non-binding, advisory basis, the executive compensation of those executive officers named in Dominion’s 2017 Proxy Statement, for holding the Say on Pay vote every ONE YEAR, and FOR an amendment to the company’s Articles of Incorporation to change the company’s name to Dominion Energy, Inc. The Board recommends that you vote AGAINST each of the four shareholder proposals.

Information About Attending the Annual Meeting and Voting in Person

If you attend the 2017 Annual Meeting, you may vote your shares in person. In order to attend the meeting, shareholders must present an Admission Ticket and a government-issued photo identification. An Admission Ticket must be requested on or before May 3, 2017 by contacting Dominion Shareholder Services at (800) 552-4034 or by emailing shareholderrelations@dom.com. For more information on requesting an Admission Ticket and what to bring to be admitted to the 2017 Annual Meeting, please see page 66 of the Proxy Statement.

Directions to the 2017 Annual Meeting are available at www.dom.com/proxy.

How to Request a Copy of Proxy Materials

Contact us by Internet, telephone or email to request a paper or email copy of current proxy materials and to submit your preference for email or paper delivery of future meeting materials. You will be asked to provide the control number located on the front side (next to the arrow) of this notice.

Internet	Access www.SendMaterial.com
Telephone	Call (800) 516-1564 toll free
Email

Send an email to papercopy@SendMaterial.com and include your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with a copy of the proxy materials in PDF format for this meeting only.